As filed with the Securities and Exchange Commission on May 3, 2002
                                         Registration No. 333-84860


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


               POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-4/A
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                    ------------------------

                     CompuDyne Corporation
     (Exact name of registrant as specified in its charter)


     Nevada                     3812                      23-1408659
(State or other      (Primary Standard Industrial       (I.R.S. Employer
 jurisdiction of      Classification Code Number)        Identification
 incorporation or                                         Number)
 organization)


                      7249 National Drive
                    Hanover, Maryland 21076
                         (410) 712-0275
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                     Geoffrey F. Feidelberg
                    Chief Financial Officer
                      7249 National Drive
                    Hanover, Maryland 21076
                         (410) 712-0275
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     -----------------------

                           Copies to:


Robert J. Metzler, Esq.                 Stephen L. Parker, Esq.
William W.  Bouton, III, Esq.           Robert L. Ash, Esq.
Christopher M. Haddad, Esq.             Ober, Kaler, Grimes & Shriver
Tyler Cooper & Alcorn, LLP              Suite 500
CityPlace - 35th Floor                  1401 H. Street, NW
Hartford, Connecticut  06103-3488       Washington, D.C. 20005-2110
Telephone No.: (860) 725-6200           Telephone No.: (202) 408-8400


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               SUPPLEMENT TO PROSPECTUS DATED APRIL 2, 2002

COMPUDYNE CORPORATION              TIBURON, INC.
7249 NATIONAL DRIVE                39350 CIVIC CENTER DRIVE, SUITE 100
HANOVER, MARYLAND 21076            FREMONT, CALIFORNIA 94538
(410) 712-0275                     (510) 792-2108


        Notice of Closing Date, Pricing and Stock/Cash Percentage

     The Merger of Tiburon with New Tiburon, Inc., a wholly-owned subsidiary of CompuDyne, took place on May 2, 2002.

     The cash price to be paid per share of Tiburon common stock is $5.12, reflecting a base price of $4.80 plus increments for the passage of time until the May 2, 2002 closing. The exchange ratio for the Tiburon common stock is .4655, determined by dividing the $5.12 cash price by $11.00, the deemed value of CompuDyne common stock for exchange purposes.

     The percentage of Tiburon common stock for which CompuDyne will pay in cash and in CompuDyne common stock has been set by CompuDyne at 50%. This means that, in the aggregate, CompuDyne will exchange cash for 50% of the Tiburon shares, and CompuDyne common stock for the remaining 50%.

     As described on page 32 of the Prospectus, Tiburon shareholders may elect the percentage of cash and CompuDyne common stock they wish to receive in the Merger. Election forms are being circulated to all Tiburon shareholders together with this document or contemporaneously with it. Tiburon shareholders will have until June 5, 2002 to deliver their election forms and stock certificates to the exchange agent. Tiburon shareholders will also have the opportunity until June 5, 2002 to exercise dissenters' rights under Virginia or California law. A notice of these dissenters' rights is also being sent to all Tiburon shareholders together with, or contemporaneously with, this document. CompuDyne may adjust those elections, including those of shareholders who elect, or are deemed to elect, the ratio selected by CompuDyne) on a pro rata basis to achieve its targeted ratio, taking into account the effect of elections of dissenters' rights.


                                 May 3, 2002


Item 21.       EXHIBITS.

2(A).** Agreement and Plan of Merger dated as of May 10, 2001 by and among CompuDyne Corporation, Tiburon, Inc. and New Tiburon, Inc.

2(B)** First Amendment to Agreement and Plan of Merger dated as of January 25, 2002 by and among CompuDyne Corporation, Tiburon, Inc. and New Tiburon, Inc.

3(A) Articles of Incorporation of CompuDyne Corporation filed with the Secretary of State of Nevada on May 8, 1996 (Incorporated herein by reference to the Proxy Statement dated April 18, 1997 for its 1997 Annual Meeting of Shareholders).

3(B) Amendment to the Articles of Incorporation of CompuDyne Corporation increasing the number of authorized common shares file with the Secretary of State of Nevada on February 16, 2001 (Incorporated herein by reference to the Registrant's Annual Report or Form 10-K filed with the SEC for the period ending December 31, 2000).

3(C) Bylaws of CompuDyne Corporation as amended through January 28, 1997 and as presently in effect (Incorporated herein by reference to Registrant's 10-K filed March 31, 1997).

4.**      Designation of Terms of CompuDyne Corporation Series E
          Preferred Stock.

5.* Opinion of Tyler Cooper & Alcorn, LLP dated May 2, 2002 as to legality.

8(A)**    Form of Opinion of Tyler Cooper & Alcorn, LLP dated
          -------------, 2002 as to tax matters.

8(B)**    Form of Opinion of Ober, Kaler, Grimes & Shriver dated
          -------------, 2002 as to tax matters.

10(A) 1996 Stock Non-Employee Director Plan (Incorporated herein by reference to Registrant's Proxy Statement dated April 18, 1997 for its 1997 Annual Meeting of Shareholders).

10(B) Stock Option Agreement dated August 21, 1995 by and between Martin A. Roenigk and CompuDyne Corporation (Incorporated by reference to Exhibit 4.5 to Registrant's Form 8-K filed
          September 5, 1995).

13(A)** CompuDyne Corporation Annual Report on form 10-K for the Year Ended December 31, 2001. Incorporated by reference to
          Registrant's Form 10-K filed March 29, 2002).

13(B)** CompuDyne Corporation Annual Report to Shareholders for the Year Ended December 31, 2001. (Incorporated by reference to Registrant's Form 8-K filed March 25, 2002).

21. Subsidiaries of the Registrant (Incorporated by reference to the Annual Report on Form 10-K for the Year Ended December 31, 2000 filed with the SEC on March 28, 2001).

23(A)**   Consent of Deloitte & Touche, LLP.

23(B)**   Consent of PricewaterhouseCoopers LLP.

23(C)**   Consent of Sansome Street Appraisers, Inc.

24.** Powers of Attorney for members of Board of Directors of CompuDyne Corporation.

99(A)** CompuDyne Corporation Proxy Ballot for 2002 Annual Meeting of Shareholders.

99(B) Registrant's Annual Report to Shareholders for the year ended December 31, 2001 (Incorporated by reference to Exhibit 99 to Registrant's Form 8-K filed March 25, 2002).

99(C)** CompuDyne Corporation Final Proxy Ballot for 2002 Annual Meeting of Shareholders.


*    Filed herewith.
**   Previously filed.


Item 22.       UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned also hereby undertakes that:

     (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on the 30th day of April, 2002.

                     COMPUDYNE CORPORATION (Registrant)


                            /s/ Martin A. Roenigk
                     By: ----------------------------
                           Martin A. Roenigk
                     Its:  President and Chief Executive Officer
                           duly authorized


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                         Title
----------                         -----


 /s/ Martin A. Roenigk
----------------------             President, Chief Executive
Martin A. Roenigk                  Officer, Director


 /s/ Geoffrey F. Feidelberg
---------------------------        Chief Financial Officer
Geoffrey F. Feidelberg


 /s/ Millar H. Pryor, Jr.
-------------------------          Director
Millard H. Pryor, Jr.


 /s/ David Clark, Jr.
---------------------              Director
David Clark, Jr.


 /s/ Philip Blackmon
--------------------               Director
Philip Blackmon


 /s/ Alan Markowitz
-------------------                Director
Alan Markowitz


 /s/ Wade B. Houk
-----------------                  Director
Wade B. Houk